                                                                    Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                              AS OF MARCH 31, 2000


AGGREGATE RECEIVABLES BALANCE                NUMBER OF ACCTS            PERCENT OF              AGGREGATE           PERCENT OF
                                                                         NUMBER OF            RECEIVABLES            AGGREGATE
                                                                             ACCTS                BALANCE          RECEIVABLES
                                                                                                                       BALANCE


 1.       5,000  or less                              18,461                63.82%         $31,611,852.94                6.09%

 2.       5,000 -     10,000                           3,851                13.31%         $27,361,145.88                5.27%

 3.      10,000 -     25,000                           3,521                12.17%         $55,397,294.13               10.67%

 4.      25,000 -     50,000                           1,474                 5.10%         $51,532,502.71                9.93%

 5.      50,000 -     75,000                             510                 1.76%         $31,119,271.32                6.00%

 6.      75,000 -    100,000                             283                 0.98%         $24,210,383.46                4.66%

 7.     100,000 -    250,000                             531                 1.84%         $80,477,097.48               15.50%

 8.     250,000 -    500,000                             165                 0.57%         $55,732,175.71               10.74%

 9.      500,000 - 1,000,000                              88                 0.30%         $59,237,643.31               11.41%

10.    1,000,000 - 5,000,000                              41                 0.14%         $84,822,957.07               16.34%

11.         Over   5,000,000                               3                 0.01%         $17,562,936.00                3.38%


Total:                                                28,928                              $519,065,260.01  (1)


(1)  Includes $1,030,480.99 of loan commitments

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                   IDENTIFIED PORTFOLIO AS OF MARCH 31, 2000


REMAINING INSTALLMENT TERM          NUMBER OF ACCTS                PERCENT                       AGGREGATE           PERCENT OF
                                                              OF NUMBER OF                     RECEIVABLES            AGGREGATE
                                                                     ACCTS                         BALANCE          RECEIVABLES
                                                                                                                        BALANCE
03 Months or Less                            11,110                 38.41%                  $60,380,808.65               11.63%

04 to 06 Months                               9,315                 32.20%                 $142,351,419.89               27.42%

07 to 09 Months                               8,096                 27.99%                 $216,372,653.78               41.69%

10 to 12 Months                                 211                  0.73%                  $41,416,006.54                7.98%

13 to 18 Months                                 101                  0.35%                  $23,703,727.53                4.57%

More than 18 Months                              95                  0.33%                  $34,840,643.62                6.71%


Total:                                       28,928                                        $519,065,260.01 (1)


(1) Includes $1,030,480.99 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                              AS OF MARCH 31, 2000

STATES                                           AGGREGATE RECEIVABLES                        PERCENTAGE OF AGGREGATE
                                                               BALANCE                            RECEIVABLES BALANCE
CALIFORNIA                                             $106,326,021.48                                         20.48%
TEXAS                                                   $62,870,862.40                                         12.11%
NEW YORK                                                $43,095,610.84                                          8.30%
NEW JERSEY                                              $28,600,121.02                                          5.51%
FLORIDA                                                 $26,474,618.60                                          5.10%
PENNSYLVANIA                                            $23,818,768.18                                          4.59%
OHIO                                                    $19,078,433.72                                          3.68%
ILLINOIS                                                $15,291,494.81                                          2.95%
MASSACHUSETTS                                           $13,425,595.10                                          2.59%
GEORGIA                                                 $12,440,941.33                                          2.40%
WASHINGTON                                              $12,427,354.12                                          2.39%
INDIANA                                                 $11,767,848.78                                          2.27%
MICHIGAN                                                $10,491,925.73                                          2.02%
COLORADO                                                $10,443,790.32                                          2.01%
LOUISIANA                                                $9,543,064.71                                          1.84%
NORTH CAROLINA                                           $9,063,450.69                                          1.75%
UTAH                                                     $7,831,240.29                                          1.51%
VIRGINIA                                                 $7,253,082.92                                          1.40%
TENNESSEE                                                $7,088,575.56                                          1.37%
MISSOURI                                                 $6,697,493.72                                          1.29%
MISSISSIPPI                                              $6,224,652.38                                          1.20%
SOUTH CAROLINA                                           $6,088,477.51                                          1.17%
CONNECTICUT                                              $5,902,242.15                                          1.14%
OREGON                                                   $5,454,746.65                                          1.05%
MARYLAND                                                 $5,030,213.70                                          0.97%
ARIZONA                                                  $4,819,177.69                                          0.93%
ALASKA                                                   $4,636,610.77                                          0.89%
KENTUCKY                                                 $4,078,403.59                                          0.79%
WEST VIRGINIA                                            $4,046,350.55                                          0.78%
ALABAMA                                                  $3,808,385.14                                          0.73%
MINNESOTA                                                $3,570,773.83                                          0.69%
OKLAHOMA                                                 $3,276,511.12                                          0.63%
ARKANSAS                                                 $2,573,585.09                                          0.50%
IDAHO                                                    $2,493,121.21                                          0.48%
NEBRASKA                                                 $2,366,784.36                                          0.46%
HAWAII                                                   $2,232,531.01                                          0.43%
WISCONSIN                                                $1,940,133.20                                          0.37%
NEVADA                                                   $1,922,023.55                                          0.37%
NEW HAMPSHIRE                                            $1,065,962.36                                          0.21%
IOWA                                                     $1,029,921.81                                          0.20%
MAINE                                                      $771,360.40                                          0.15%
RHODE ISLAND                                               $508,089.62                                          0.10%
WYOMING                                                    $415,509.48                                          0.08%
MONTANA                                                    $377,009.94                                          0.07%
KANSAS                                                     $256,591.27                                          0.05%
SOUTH DAKOTA                                                $98,321.30                                          0.02%
VERMONT                                                     $34,659.78                                          0.01%
BRITISH COLUMBIA                                             $9,973.69                                          0.00%
NEW MEXICO                                                   $2,842.54                                          0.00%
 Total:                                                $519,065,260.01  (1)                                   100.00%


(1)   Includes $1,030,480.99 of loan commitments

                            LOAN LOSS EXPERIENCE (1)

                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO


                                                         THREE MONTHS
                                                         ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                                                         ---------------                          -----------------------
                                                      2000               1999                 1999           1998         1997
                                                      ----               ----                 ----           ----         ----
Average Outstanding Principal                       $512,757          $528,903              $527,470      $536,913     $562,229
Balance (2)
Gross Charge-Offs                                        567               713                 2,756         3,010        1,002
Recoveries                                               307               236                 1,185           804          102
Net Charge-Offs                                          260               477                 1,571         2,206          900
Net Charge Offs as a Percentage of Average              0.20%  (3)        0.36%  (3)            0.30%         0.41%        0.16%
Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy

(2) Based on the average beginning of the month balances.

(3) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                                        AT MARCH 31,                              AT DECEMBER 31,
                                                      2000        1999                     1999        1998        1997
                                                      ----        ----                     ----        ----        ----
Number of days a loan remains overdue
after cancellation of the related
insurance policy

              31-89 days                              0.75%       0.85%                    0.95%       1.25%        1.17%
              90-270 days                             0.83%       0.82%                    0.69%       0.91%        0.93%
              Over 270 days (1)                       0.00%       0.00%                    0.00%       0.00%        0.00%
                                                      -----       -----                    -----       -----        -----

                  Total                               1.58%       1.67%                    1.64%       2.16%        2.10%
                                                      =====       =====                    =====       =====        =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)


                                                           THREE MONTHS
                                                          ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                                                          ---------------                        ----------------------
                                                    2000                   1999                1999         1998         1997
                                                    ----                   ----                ----         ----         ----
Average Month Principal Balance (1)               $512,757               $528,903            $527,470     $536,913     $562,229

Interest & Fee Income                               13,672                 13,818              53,879       60,676       63,462

Average Revenue Yield on Outstanding                 10.67%  (3)            10.45%  (3)         10.21%       11.30%       11.29%
Principal Balance Receivables (2)

(1) Based on the average beginning of the month balances.

(2) Line 2 divided by line 1.

(3) Calculated on an annualized basis